Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee
of Defined Asset Funds--Government Securities Income Fund, Monthly Payment U.S. Treasury Series--5

We consent to the use in Post-Effective Amendment No. 7 to Registration Statement No. 33-19689 of our opinion dated January 12, 1996 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
January 31, 1996